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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                          --------------------------

                                    FORM 8-A

         FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
         SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

                           Merrill Lynch & Co., Inc.
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            (Exact name of registrant as specified in its charter)



                Delaware                                    13-2740599
                --------                                    ----------
(State of incorporation or organization)       (IRS employer identification no.)

      World Financial Center                                  10281
            North Tower                                     ----------
          250 Vesey Street                                  (zip code)
         New York, New York
         ------------------
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so  registered    Name of each exchange on which each
----------------------------------------         class is to be registered
                                                 -------------------------
  Medium-Term Notes, Series B                      American Stock Exchange
  0.25% Callable and Exchangeable Stock
  Portfolio-Linked Notes due
  April 27, 2006 (Linked to the
  performance of the Common Stock of
  Pfizer Inc., Sepracor Inc. and
  Warner-Lambert Co.)
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     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [_]

     Securities Act registration statement file number to which this form relates: 333-59997 (if applicable).

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Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1.  Description of Registrant's Securities to be Registered.

The description of the general terms and provisions of the Medium-Term Notes, Series B 0.25% Callable and Exchangeable Stock Portfolio-Linked Notes due April 27, 2006 (Linked to the performance of the Common Stock of Pfizer Inc., Sepracor Inc. and Warner-Lambert Co.) to be issued by Merrill Lynch & Co., Inc. set forth in the Pricing Supplement dated April 15, 1999, the Prospectus Supplement and Prospectus dated July 30, 1998, attached hereto as Exhibit 99(a), are hereby incorporated by reference.

Item 2.  Exhibits.

     99(a) Pricing Supplement dated April 15, 1999, Prospectus Supplement dated February 17, 1999 and Prospectus dated July 30, 1998 (incorporated herein by reference to the Registrant's filing pursuant to Rule 424(b)).

     99(b) Form of Note for Series B 0.25% Callable and Exchangeable Stock Portfolio-Linked Notes due April 27, 2006 (Linked to the performance of the Common Stock of Pfizer Inc., Sepracor Inc. and Warner-Lambert Co.).

     99(c) Copy of Indenture between Merrill Lynch & Co., Inc. and The Chase Manhattan Bank, as amended, dated as of October 1, 1993.*



* Incorporated herein by reference to the Registrant's Registration Statement on Form S-3 (File No. 333-59997).

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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    MERRILL LYNCH & CO., INC.

                                    By:   /s/ Lawrence M. Egan, Jr.
                                        -----------------------------------
                                              Lawrence M. Egan, Jr.
                                              Assistant Secretary
April 26, 1999

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                               INDEX TO EXHIBITS


Exhibit No.                                                            Page No.
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99(a)     Pricing Supplement dated April 15, 1999, Prospectus
          Supplement dated February 17, 1999 and Prospectus dated
          July 30, 1998 (incorporated herein by reference to the Registrant's filing pursuant to Rule 424(b)).

99(b) Form of Note for Series B 0.25% Callable and Exchangeable Stock Portfolio-Linked Notes due April 27, 2006 (Linked to the performance of the Common Stock of Pfizer Inc., Sepracor Inc. and Warner-Lambert Co.).

99(c)     Copy of Indenture between Merrill Lynch & Co., Inc. and
          The Chase Manhattan Bank, as amended, dated as of October 1, 1993.*


* Incorporated herein by reference to the Registrant's Registration Statement on Form S-3 (File No. 333-59997).

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